                                                             EXHIBIT NUMBER (11)
                                                            TO 3/31/97 FORM 10-Q

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                 First Quarter Ended March 31
                                                ------------------------------
                                                    1997              1996
                                                ------------      ------------
Computations Required by
------------------------
Regulation S-K
--------------

Primary Earnings Per Share
--------------------------

Net Income Applicable to
  Common Shares                                 $ 70,567,918      $ 60,245,569
                                                ============      ============
Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

      Common Shares                              110,929,710       112,516,366

      Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                              2,851,558         1,848,546

        Long Term Performance Stock Plan             622,522           527,396

        Other                                        245,703            89,566
                                                ------------      ------------

                                                 114,649,493       114,981,874
                                                ============      ============

Net Income Per Common and
  Common Equivalent Share                              $0.62             $0.52
                                                ============      ============

(A) Determined by application of the treasury stock method.

                                                             EXHIBIT NUMBER (11)
                                                            TO 3/31/97 FORM 10-Q

                          NORTHERN TRUST CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                 First Quarter Ended March 31
                                                ------------------------------
                                                    1996              1995
                                                ------------      ------------
Computations Required by
------------------------
Regulation S-K
--------------

Fully Diluted Earnings Per Share
--------------------------------

Net Income Applicable to
  Common Shares                                 $ 70,567,918      $ 60,245,569

Add Back: Dividend on Series E Convertible
  Preferred Stock                                                       14,756
                                                ------------      ------------
                                                $ 70,567,918      $ 60,260,325
                                                ============      ============

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

      Common Shares                              110,929,710       112,516,366

      Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                              2,853,513         1,924,386

        Long Term Performance Stock Plan             622,522           540,440

        Other                                        245,703            95,720

      Other Potentially Dilutive Securities

        Equivalent Shares Assuming Conversion of
        Series E Convertible Preferred Stock                           767,908
                                                ------------      ------------

                                                 114,651,448       115,844,820
                                                ============      ============

Net Income Per Common and
  Common Equivalent Share                              $0.62             $0.52
                                                ============      ============

(A) Determined by application of the treasury stock method.